U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509 76-0345915

(Commission File Number) (I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Equus Total Return, Inc. (the "Fund") has filed a second Restated Certificate of Incorporation with the Delaware Secretary of State, effective June 14, 2007. The second Restated Certificate of Incorporation integrates Certificates of Amendment to the first Restated Certificate of Incorporation, and further amends it to reflect new indemnification provisions approved by the Fund's Board of Directors (the "Board") and the Fund's shareholders. In addition, the second Restated Certificate of Incorporation omits provisions which named the incorporator and the initial Board.

Effective June 14, 2007, the Board also approved amendments to the Fund's By-Laws. The amendments conform the indemnification provisions in the By-Laws to the new indemnification provisions in the second Restated Certificate of Incorporation.

The foregoing summary of the second Restated Certificate of Incorporation and amendments to the By-Laws is qualified in its entirety by reference to the text of the second Restated Certificate of Incorporation and the Amended and Restated By-Laws, included as Exhibits 3.1 and 3.2 to this Current Report and incorporated herein by reference.

Item 8.01. Other Events.

On June 15, 2007, the Fund issued a press release announcing a $3.0 million investment in INFINIA Corporation, an energy technology company. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Second Restated Certificate of Incorporation

3.2 Amended and Restated By-Laws

99.1 Press Release, dated June 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: June 15, 2007	By:	/s/ L'Sheryl D. Hudson
L'Sheryl D. Hudson Vice President and Chief Financial Officer